UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Exchange Agreement with SecureKloud Technologies Ltd.

On June 24, 2026, Healthcare Triangle, Inc. (the “Company”) entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) with SecureKloud Technologies Ltd., an Indian private limited company (“SecureKloud”). In consideration for the acquisition of substantially all of the assets of SecureKloud Technologies Inc., the Company had previously issued 1,600,000 shares (on a pre-split basis) of its Series B Convertible Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), to SecureKloud pursuant to an Asset Transfer Agreement, dated October 21, 2024 (the “Asset Transfer Agreement”).

At the time of issuance, the Series B Preferred Stock was convertible, subject to stockholder approval, into 16,000,000 shares of the Company’s common stock (on a pre-split basis) having a market value of approximately $7.2 million. Subsequent to such issuance and prior to obtaining stockholder approval, the Company effected two reverse stock splits at an aggregate ratio of 1:14,940, which reduced the number of shares of common stock underlying the Series B Preferred Stock from 16,000,000 to 1,071. As a result, SecureKloud was unable to convert the Series B Preferred Stock and realize the value of the consideration it received under the Asset Transfer Agreement.

Pursuant to the Securities Exchange Agreement, and in settlement of the amounts owed by SecureKloud to the Company over and above the amounts the Company has advanced to SecureKloud for the development of certain software, the Company agreed to issue 2,828,167 shares of its common stock (the “Exchange Shares”) to SecureKloud, or to its nominee, Blockedge Technologies Inc., as a make-whole. In exchange, SecureKloud will transfer, assign, convey and deliver to the Company, free and clear of all liens, all of its right, title and interest in the Series B Preferred Stock and will execute a Preferred Stock Transfer and Assignment.

The closing of the exchange is subject to the Company obtaining stockholders’ approval as required by Nasdaq Rule 5635(b). The Company has agreed to include the Exchange Shares in the next registration statement it files with the Securities and Exchange Commission providing for the resale of securities pursuant to Rule 415 under the Securities Act. The Securities Exchange Agreement is governed by the laws of the State of Delaware.

Amendment No. 1 to Share Purchase Agreement

On June 25, 2026, the Company, in its capacity as parent (the “Parent”), and Teyame AI Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Buyer”), entered into Amendment No. 1 (the “Amendment”) to the Share Purchase Agreement, dated as of January 22, 2026 (the “Original Share Purchase Agreement”), with Teyame AI LLC, a St. Kitts and Nevis corporation (the “Intermediary Seller”), CH 109, S.L., Ivan Montero Rebato and Maria Luisa Sanchez Fernandez.

The Amendment amends the purchase consideration to provide for the issuance of $12,000,000 of restricted common stock of the Parent (the “Common Stock Consideration”) and 18,000 shares of a series of the Parent’s preferred stock (the “Preferred Stock”), having a stated value of $1,000 per share and each share convertible, at the option of the Parent, into 430.21 shares of the Parent’s common stock. The Preferred Stock will be issued as of June 26, 2026 and will not be convertible into common stock until Shareholder Approval, as required by Nasdaq Rule 5635(a), has been obtained.

To the extent the issuance of the Common Stock Consideration would require the Parent to issue shares of common stock in excess of 19.99% of the shares outstanding immediately prior to issuance, the Intermediary Seller will instead receive shares of common stock equal to 19.99% of the outstanding amount and a pre-funded warrant (the “PFW”) for the excess, in each case exercisable only after Shareholder Approval has been obtained. The PFW will have an exercise price of $0.00001 per share and will be exercisable on a cashless basis.

The Amendment also provides for the issuance of 5,000 shares of Preferred Stock to key management employees as a post-Closing earnout (the “Management Earnout”), payable as 2,500 shares for fiscal year 2026 and 2,500 shares for fiscal year 2027, subject to the acquired companies’ achievement of the applicable annual earnout targets. The Amendment is governed by the laws of the State of Delaware.

The foregoing descriptions of the Securities Exchange Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Exchange Shares to be issued under the Securities Exchange Agreement, and the Common Stock Consideration, the Preferred Stock and the PFW to be issued under the Amendment (together with the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the PFW), were or will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering, to recipients that are accredited investors and without any form of general solicitation or general advertising.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2026, in connection with the transactions described under Item 1.01 above, the Company filed a Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation designates 23,000 shares of Series C Convertible Preferred Stock, par value $0.00001 per share, with a stated value of $1,000 per share. The Series C Convertible Preferred Stock ranks senior to all other classes or series of the Company’s capital stock and junior to all of the Company’s indebtedness, and the holders are not entitled to receive dividends paid on the Company’s common stock. On or after the Stockholder Approval Date, each share of Series C Convertible Preferred Stock is convertible, at the option of the Company, into 430.2 shares of common stock, subject to customary adjustments. The foregoing description is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
3.1	Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock of Healthcare Triangle, Inc.
10.1	Securities Exchange Agreement, dated as of June 24, 2026, by and among Healthcare Triangle, Inc. and SecureKloud Technologies Ltd.
10.2	Amendment No. 1 to Share Purchase Agreement, dated as of June 25, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL).

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of these words or similar expressions (or the negative versions of such words or expressions), as they relate to the Company or its management team, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed on April 15, 2026, as amended, and other reports and registration statements of the Company filed, or to be filed, with the Securities and Exchange Commission, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update or revise any forward-looking statements for revisions or changes after the date of this Current Report on Form 8-K, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Dated: June 26, 2026	By:	/s/ David Ayanoglou
David Ayanoglou
Chief Financial Officer

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